Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5926
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Pharmaceuticals, Inc. Announces

Fourth Quarter and Full Year 2008 Financial Results, as well as Guidance for 2009

Full Year 2008 Net Revenues Increase by 31% to a record $125.4 Million

2009 Net Revenues Expected to be in the Range of $150 Million to $155 Million

MALVERN, PA., (February 18, 2009)—Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL), a specialty biopharmaceutical company, today announced financial results for the fourth quarter and the year ended December 31, 2008. The Company also highlighted important commercial and clinical development progress during the year 2008 and provided financial and operational guidance for 2009.

For the quarter ended December 31, 2008, Auxilium reported record net revenues of $34.8 million compared to net revenues of $27.7 million in the fourth quarter of 2007, an increase of 25%. For the full year 2008, net revenues totaled $125.4 million compared to net revenues of $95.7 million for the full year 2007, an increase of 31%.

For the quarter ended December 31, 2008, Auxilium reported a net loss of $(12.1) million compared to a net loss of $(11.9) million in the fourth quarter of 2007. For the full year 2008, Auxilium’s net loss was $(46.3) million, compared to a net loss of $(40.7) million for the comparable period in 2007.

“We believe 2008 was a transformational year for Auxilium and a huge success. We achieved record revenues for Testim® in 2008, released compelling XIAFLEX Phase III clinical data in Dupuytren’s contracture and signed an agreement with Pfizer to be our partner for XIAFLEX™ in Europe,” commented Armando Anido, Chief Executive Officer and President of Auxilium. “We continue to believe that XIAFLEX represents a blockbuster opportunity that can provide sustainable long-term growth for the Company and that we are on track to file our U.S. XIAFLEX biologics license application for Dupuytren’s contracture in early 2009.”

2008 and Recent Highlights:

XIAFLEX:

•

In June 2008, the Company announced positive top-line efficacy and safety results from the CORD I and CORD II phase III clinical trials for XIAFLEX (clostridial collagenase for injection) in the treatment of Dupuytren’s contracture. Each of the CORD I and II trials successfully met the primary endpoint, a reduction in the angle of a patient’s joint contracture to less than or equal to 5 degrees of normal, as measured by digital goniometry, 30 days after the last injection. The Company also released results of a Pharmacokinetic (PK) Study that demonstrated the lack of systemic exposure of XIAFLEX in patients treated for Dupuytren’s contracture.

•

In September 2008, Auxilium announced that the first patients had been dosed in the U.S. phase IIb trial of XIAFLEX for the treatment of Peyronie’s disease. In February 2009, the Company subsequently announced that trial enrollment had been completed and that top line results are expected to be released in the fourth quarter of 2009.

•

In December 2008, the Company and Pfizer, Inc. (NYSE: PFE) announced their strategic alliance for the development, commercialization and supply of XIAFLEX for the treatment of Dupuytren’s contracture and Peyronie’s disease in the 27 member states of the European Union (EU) and 19 other European and Eurasian countries. Under the Pfizer agreement, Pfizer made an up-front payment of $75 million to Auxilium and will make up to $410 million in potential milestone payments, with $150 million tied to regulatory milestones and $260 million based on commercialization milestones. Auxilium will also receive significant increasing, double-digit, tiered royalties based on sales of XIAFLEX in Pfizer’s territories.

TESTIM:

•	Testim revenues were up 31% over the prior year to $125.2 million.

•	Testim prescriptions grew by 26.5% in 2008 according to National Prescription Audit (NPA) data from IMS Health, Inc. (IMS), a leading market research firm.

•	Total prescriptions for the testosterone replacement gel market segment grew 15.2% in 2008 according to NPA data from IMS.

•	In December 2008, Testim’s market share of the gel segment reached a record 22.3% versus 21.5% in December 2007, according to IMS.

•

In December 2008, Auxilium and Ferring International Center S.A. announced an exclusive agreement for the European distribution and license rights to Testim. The Company and Ipsen Pharma GmbH agreed to mutually terminate their distribution agreement for Testim in Europe and other countries outside North America and Japan.

•

In December 2008, after receiving a notice of an Abbreviated New Drug Application (ANDA) filing by Upsher-Smith Laboratories, Inc. (Upsher-Smith) containing a Paragraph IV certification for testosterone gel in October 2008, Auxilium and CPEX Pharmaceuticals, Inc. (CPEX) filed a lawsuit against Upsher-Smith for infringement of CPEX’s U.S. Patent No. 7,320,968, which covers Testim, 1% testosterone gel.

COMPANY HIGHLIGHTS:

•	In 2008, the Company continued to build out its management team with seasoned executives:

•	Dr. Anthony DelConte assumed the newly created position of Chief Medical Officer;

•	Mr. Will Sargent assumed the newly created position of Vice President, Investor Relations and Corporate Communications;

•	Dr. Laura Offutt joined as Vice President, Medical Affairs;

•	Dr. Wayne Herber assumed the newly created position of Vice President, Process Development;

•	Mr. Michael Cowan was promoted to Senior Vice President, Manufacturing; and

•	Mr. Scott Wilhoit was promoted to Vice President, XIAFLEX Marketing and Managed Markets.

2009 Financial and Operational Guidance

For 2009, Auxilium anticipates that:

•	net revenues will be in the range of $150 million to $155 million;

•	research and development spending will be in the range of $49 million to $53 million, which includes $4 million to $5 million of stock-based compensation cost;

•	selling, general and administrative expenses will be in the range of $116 million to $121 million, which includes $12 million to $14 million of stock-based compensation cost;

•	net loss will be in the range of $50 million to $55 million; and

•	total stock-based compensation expense will be in the range of $16 million to $19 million.

With respect to the clinical and development program for XIAFLEX, Auxilium expects to:

•	file the Biologics License Application (BLA) for approval of XIAFLEX for the treatment of Dupuytren’s contracture with the U.S. Food and Drug Administration (FDA) in early 2009;

•	prepare the Company’s commercial organization for a potential priority review of the XIAFLEX BLA from the FDA; and

•	release top line results from the double-blind phase IIb clinical trial for XIAFLEX for the treatment of Peyronie’s in the fourth quarter of 2009.

Information concerning select assumptions will be discussed during the conference call today, February 18, 2009 at 10:00 a.m. EDT.

Fourth Quarter 2008 Financial Detail

For the quarter ended December 31, 2008, Auxilium reported net revenues of $34.8 million compared to net revenues of $27.7 million in the fourth quarter of 2007, an increase of 25%.

The net loss for the fourth quarter of 2008 was $(12.1) million, or $(0.29) per share, compared to a net loss of $(11.9) million, or $(0.29) per share, reported for the fourth quarter of 2007. Net loss for the fourth quarter of 2008 includes total stock-based compensation expense of $3.7 million, compared to $1.8 million for the fourth quarter of 2007.

Gross margin on net revenues was 76.3% for the quarter ended December 31, 2008 compared to 73.9% for the comparable period in 2007. Gross margin reflects the cost of product sold as well as royalty payments made to the Company’s licensor on the sales of Testim. The improvement in gross margin reflects the impact of year-over-year price increases and the decline in low margin international shipments, partially offset by an increase in coupon usage.

Research and development spending for the quarter ended December 31, 2008 was $14.6 million, compared to $14.5 million for 2007. Although the overall spending was comparable year over year, there was a significant reduction in clinical development costs, offset by increases in regulatory costs and manufacturing costs at Horsham.

Selling, general and administrative costs for the quarter ended December 31, 2008 were $24.4 million, compared to $18.9 million in the comparable 2007 period. The increase was primarily due to higher compensation costs associated with FAS 123R, costs incurred in defense of our Testim intellectual property and investments in preparing for the launch of XIAFLEX.

As of December 31, 2008, Auxilium had $113.9 million in cash, cash equivalents and short-term investments, compared to $46.4 million at September 30, 2008.

Full Year 2008 Financial Detail

For the full year 2008, net revenues totaled $125.4 million, compared to net revenues of $95.7 million for the year 2007, an increase of 31%.

Auxilium reported a net loss of $(46.3) million, or $(1.12) per share, for the full year 2008, compared to a net loss of $(40.7) million, or $(1.07) per share, for the full year 2007. Net loss for 2008 includes total stock-based compensation expense of $11.7 million, compared to $6.0 million for the full year 2007.

Gross margin on net revenues was 76.5% for the full year 2008, compared to 74.3 % for the full year 2007.

Research and development costs for the full year 2008 were $54.5 million compared with $42.8 million for the full year 2007.

Selling, general and administrative expenses totaled $89.5 million for the year ended December 31, 2008, compared with $72.8 million for the year-ago period.

Conference Call

Auxilium will hold a conference call today, February 18, at 10:00 a.m. ET, to discuss fourth quarter and full year 2008 results, as well as the financial and operational guidance it has provided for 2009. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until March 18, 2009.

Conference call details:
Date:	Wednesday, February 18, 2009
Time:	10:00 a.m. EDT
Dial-in (U.S.):	800-597-1967
Dial-in (International):	617-597-5526
Web cast:	http://www.auxilium.com
Passcode:	Auxilium

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	24229893

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. Auxilium also has one pain product (fentanyl) using its transmucosal film delivery system in phase I of development. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. The Company is currently seeking a partner to further develop these product candidates. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In addition to historical facts or statements of current condition, this release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding

•

Auxilium’s expected financial performance during 2009 and the financial milestones that it may achieve for 2009, including 2009 net revenues, research and development spending, selling, general and administrative expenses, and net loss;

•	the receipt of milestone payments and royalties from Pfizer;

•	the timing of the release of top-line results from the phase IIb clinical trial for XIAFLEX for the treatment of Peyronie’s disease;

•

the timing of the filing of the Biologics License Application for approval of XIAFLEX for the treatment of Dupuytren’s contracture and the request for a priority review of the XIAFLEX BLA from the FDA;

•	the potential for XIAFLEX to be a Company transforming product;

•	the interpretation of clinical data;

•	the protection for Testim afforded by U.S. Patent No. 7,320,968;

•	the impact of recent additions to and promotions within the management team; and

•	the drivers of Testim sales and market share growth.

Forward-looking statements often address Auxilium’s expected future financial position or business strategy and plans and objectives of management for future operations, and often contain the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and “potentially,” and similar expressions. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium’s performance and financial results could differ materially from those reflected in these forward-looking statements due to:

•	the success of research and development activities;

•	further evaluation of clinical data and results of clinical trials;

•	the performance of third-party manufacturers and suppliers;

•	decisions by regulatory authorities as to whether and when to approve drug applications;

•	decisions by regulatory authorities as to whether and when to proceed to the next phase of clinical trials;

•	difficulties or delays in manufacturing;

•	the outcome of pending litigation;

•	competition from currently marketed products, generic products, and new products;

•

general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and the jurisdictions in which Auxilium markets or seeks to market its products;

•	claims and concerns that may arise regarding the safety or efficacy of its products; and

•	increase in costs or expenses.

A more detailed list and description of the risks and uncertainties that Auxilium faces may be found under the heading “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2007 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 which are on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Auxilium undertakes no obligation to update publicly any forward-looking statement.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

-Tables to Follow-

AUXILIUM PHARMACEUTICALS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenues	$34,775	$27,738	$125,377	$95,734

Operating expenses:
Cost of goods sold	8,257	7,239	29,486	24,609
Research and development*	14,591	14,545	54,497	42,802
Selling, general and administrative*	24,358	18,902	89,482	72,768

Total operating expenses	47,206	40,686	173,465	140,179

Loss from operations	(12,431)	(12,948)	(48,088)	(44,445)
Interest income (expense), net	292	1,090	1,801	3,740

Net loss	$(12,139)	$(11,858)	$(46,287)	$(40,705)

Basic and diluted net loss per common share	$(0.29)	$(0.29)	$(1.12)	$(1.07)

Weighted average common shares outstanding	41,972,506	40,331,967	41,272,557	38,187,662

*includes the following amounts of stock-based compensation expense:
Research and development	$1,084	$378	$3,140	$1,180
Selling, general and administrative	2,581	1,378	8,602	4,857

AUXILIUM PHARMACEUTICALS, INC.

Selected Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	December 31, 2008	December 31, 2007
Cash and cash equivalents	$113,943	$70,290
Short-term investments	—	5,800
Working capital	87,339	64,861
Long-term investments	3,419	—
Total assets	171,187	106,979
Other long-term liabilities	80,423	11,166
Total stockholders’ equity	35,266	64,016